                                                                    EXHIBIT 21.1


                     SPACELABS MEDICAL, INC. & SUBSIDIARIES


                                                   JURISDICTION OF               PERCENTAGE OF
               SUBSIDIARY                          INCORPORATION                 VOTING CONTROL
               ----------                          -------------                 --------------
Spacelabs Medical, Inc. .......................... California                         100
    Spacelabs International, Inc. ................ Delaware                           100
        Spacelabs Medical GmbH. .................. Germany                            100
        Spacelabs Medical SARL ................... France                              99(1)
        Spacelabs Medical Products Pty. Ltd. ..... New South Wales, Australia          99.99(2)
        Spacelabs Produits Medicaux Ltee.......... Quebec, Canada                      99.99(2)
        Spacelabs Medical Products GmbH. ......... Austria                             99(1)
        Spacelabs Medical Ltd. ................... England & Wales                     99(1)
        Spacelabs Medical Limited ................ Hong Kong                           99(1)
        Spacelabs (Singapore) Pte. Ltd. .......... Singapore                          100
        Spacelabs Medical Instruments (Tianjin)
          Co. Ltd. ............................... Tianjin, China                     100
        Spacelabs Medical, S.A. de C.V. .......... Mexico                              99(1)
        Spacelabs Medical, S.A. .................. Spain                               99(1)
        Spacelabs Medical, Ltd. .................. Taiwan                              99.99(3)
        Spacelabs Medical AB ..................... Sweden                             100
        Spacelabs Medical B.V. ................... Netherlands                        100
        Spacelabs Medical S.r.l. . ............... Italy                               99(1)
        Intesys, Inc. ............................ Delaware                           100
    Vita-Stat Medical Services, Inc. ............. Florida                            100
    Spacelabs Medical Trading Company ............ Guam                               100
    Advanced Medical Systems, Inc.  .............. Connecticut                        100
    Intesys Acquisition Corp...................... Delaware                           100
    Burdick, Inc. ................................ Delaware                           100
    Burdick International Sales Corp. ............ Barbados                           100
        Shanghai Burdick Medical Instrument
          Co., Ltd. .............................. China                              44
    SMD Software L.L.C. .......................... Washington                         55(4)

--------

(1) 1% issued to Spacelabs Medical, Inc. (California); remaining 99% issued to Spacelabs International, Inc.

(2) 1 share issued to Spacelabs Medical, Inc. (California); remaining shares issued to Spacelabs International, Inc.

(3) 499,994 shares held by Spacelabs International, Inc., 1 share held by Spacelabs Medical, Inc. (California), 1 share held by Spacelabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by Spacelabs Medical Trading Company, 1 share held by Intesys Acquisition Corp.

(4)   45% held by DSA Systems, Inc.